UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2019

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

New Jersey	001-09120	22-2625848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Park Plaza

Newark, New Jersey 07102

(Address of principal executive offices) (Zip Code)

973-430-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated (PSEG) was held on April 16, 2019. Proxies for the meeting were solicited by PSEG pursuant to Regulation 14A under the Securities Act of 1934. There was no solicitation of proxies in opposition to management’s nominees as listed in the proxy statement.

All of management’s nominees were elected to the Board of Directors.

The advisory vote on executive compensation was approved.

The appointment of Deloitte & Touche LLP as PSEG’s independent auditor was ratified.

Final results of the voting are provided below:

Proposal 1:

Election of Directors

Terms expiring in 2020	Votes For	Votes Against	Abstentions	Broker Non- Votes
Willie A. Deese	374,694,594	2,339,799	1,355,108	65,050,344
William V. Hickey	365,354,093	11,739,909	1,295,499	65,050,344
Ralph Izzo	354,445,427	21,513,445	2,430,629	65,050,344
Shirley Ann Jackson	359,851,393	17,297,089	1,241,019	65,050,344
David Lilley	372,848,571	4,122,140	1,418,790	65,050,344
Barry H. Ostrowsky	374,834,183	2,173,513	1,381,805	65,050,344
Laura A. Sugg	375,334,099	1,744,408	1,310,994	65,050,344
Richard J. Swift	367,819,278	9,160,769	1,409,454	65,050,344
Susan Tomasky	375,027,075	2,123,362	1,239,064	65,050,344
Alfred W. Zollar	375,145,305	1,889,837	1,354,359	65,050,344

Proposal 2:

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Advisory Vote on the Approval of Executive Compensation	350,760,831	24,499,067	3,129,029	65,050,918

Proposal 3:

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Ratification of Appointment of Deloitte & Touche LLP as Independent Auditor	423,030,284	18,824,514	1,585,047	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (Registrant)

By:	/s/ Rose M. Chernick
ROSE M. CHERNICK
Vice President and Controller (Principal Accounting Officer)

Date: April 19, 2019

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